                           SCHEDULE 14C INFORMATION

            INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                     [X] Preliminary Information Statement
                     [ ] Definitive Information Statement
               [ ] Confidential, for use of the Commission only
                      (as permitted by Rule 14c-5(d)(2))

                                  FORUM FUNDS
               (Name of Registrant as Specified in Its Charter)

              Payment of filing fee (Check the appropriate box):

[X]No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ]Fee paid with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                  FORUM FUNDS

                           ABSOLUTE STRATEGIES FUND

                              TWO PORTLAND SQUARE
                             PORTLAND, MAINE 04101
                                1-888-992-2765

                               -----------------

                             INFORMATION STATEMENT

                               -----------------

This document is an Information Statement for the shareholders of the Absolute Strategies Fund (the "Fund"), a series of the Forum Funds (the "Trust"). The purpose of this Information Statement is to provide you with information regarding the addition of GMB Capital Management, LLC ("GMB") as a sub-adviser to the Fund, pursuant to an agreement between the Adviser and GMB effective October 4, 2007 ("GMB Agreement"). GMB provides sub-advisory services to a portion of the Fund's portfolio.

Definitive copies of this Information Statement are intended to be first mailed to shareholders on or about December 31, 2007.

Absolute Investment Advisers LLC (the "Adviser"), located at 350 Lincoln Street, Suite 216, Hingham, Massachusetts 02043, serves as the investment adviser to the Fund. Subject to the supervision of the Adviser and the Trust's Board of Trustees, thirteen different asset managers are currently responsible for the day-to-day portfolio management of the Fund, as further described in the Fund's prospectus. The portion of the Fund's portfolio managed by each of the sub-advisers will be determined from time to time by the Adviser in consultation with each of the sub-advisers, subject to capacity constraints.

Section 15(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), requires that all agreements under which persons serve as investment advisers (including sub-advisers) to investment companies be approved by shareholders. The Securities and Exchange Commission has granted exemptive relief to the Trust and the Adviser that generally permits the Adviser, subject to certain conditions, including approval of the Trust's Board of Trustees ("Trustees"), to: (i) select a sub-adviser for the Fund; (ii) enter into and materially modify existing advisory agreements between the Adviser and the sub-adviser; and (iii) terminate and/or hire unaffiliated sub-advisers without obtaining approval of the Fund's shareholders. One of the conditions of the exemptive relief is that within 90 days after the hiring of a new sub-adviser without shareholder approval, the Fund must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of a sub-advisory agreement with the sub-adviser. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
 THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE
                        TO THIS INFORMATION STATEMENT.

Shareholders can find important information about the Fund in the Fund's annual report dated as of March 31, 2007 and semi-annual report dated as of September 30, 2007, which previously have been furnished to shareholders. Shareholders may request another copy of the reports by writing to the Fund at the address above or by calling the telephone number above. The Fund will provide copies of the reports free of charge. Text-only versions of the Fund's annual report and semi-annual report can be viewed online or downloaded from the Fund's website (http://www.absoluteadvisers.com). Only one Information Statement is being delivered to multiple shareholders at the same address unless instructions to the contrary have been received. We will deliver additional copies of this Information Statement upon request by writing to the Fund at the address above or by calling the telephone number above. You may request to start, or discontinue, "householding" of future mailings by writing to the Fund at the address above or by calling the telephone number above.

                             Information About GMB

GMB, Ten Post Office Square, Suite 1200, Boston, Massachusetts 02109, has been a sub-adviser to the Fund since October 4, 2007. GMB was formed in 2005 and provides investment advisory services for other pooled investment vehicles. The Fund is the first mutual fund for which GMB provides investment advisory services. As of September 30, 2007, GMB managed approximately $130 million in assets.

PORTFOLIO MANAGEMENT TEAM

Gabriel R. Bitran, Chief Investment Officer, is responsible for the day-to-day management of the portion of the Fund's portfolio managed by GMB. Mr. Bitran is a founder of GMB and has over fifteen years of experience as an investment professional. Prior to founding GMB, Mr. Bitran was a Deputy Dean of the MIT Sloan School from 1998 to 2003, and has been a Professor of Management at the MIT Sloan School since 1978.

DIRECTORS AND OFFICERS OF GMB

The following table lists the directors and principal executive officers of GMB. The address of each individual listed below is c/o GMB Capital Management, LLC, Ten Post Office Square, Suite 1200, Boston, Massachusetts 02109.

  NAME                                 PRINCIPAL OCCUPATION
  ----                ------------------------------------------------------
  Gabriel R. Bitran   Managing Member, Chief Investment Officer
  Marco Bitran        Managing Member, Chief Operating Officer
  Kirstin Anderson    Chief Financial Officer, Chief Compliance Officer

OTHER FUNDS

GMB provides investment advisory services for other pooled investment vehicles. The following table sets forth relevant information with respect to each such vehicle for which GMB acts as an investment adviser.

                                NET ASSETS OF
                                  THE FUND          CONTRACTUAL ANNUAL RATE OF         WAIVED
                                    AS OF               COMPENSATION TO GMB              OR
                                SEPTEMBER 30,          (BASED ON EACH FUND'S           REDUCED
         NAME OF FUND               2007             AVERAGE DAILY NET ASSETS)          FEES
         ------------           ------------- ---------------------------------------  -------
GMB Global Alpha, LP             $45,000,000  2%, plus 20% performance allocation        N/A
GMB Global Alpha Flex-X, LP      $15,000,000  2%, plus 20% performance allocation        N/A
GMB Global Alpha Offshore, Ltd.  $35,000,000  2%, plus 20% performance allocation        N/A
GMB Global Multi-Strategy, LP    $65,000,000  1.5%, plus 15% performance allocation      N/A

                         GMB Sub-Advisory Arrangement

The GMB Agreement, including the scope of services being provided, is substantially similar to the terms of the Fund's other sub-advisory agreements except for the effective date and the management fees, as described below. Disclosures related to the investments for which GMB is responsible are included in the Fund's registration statement.

The GMB Agreement provides that GMB is responsible for, among other things
(i) assisting the Adviser in providing a continuous investment program with respect to a portion of the Fund's portfolio (the "Allocated Assets"), including investment research and management with respect to all securities and investments and cash equivalents in the Allocated Assets; (ii) selecting brokers and dealers through which securities transactions are to be executed;
(iii) voting proxies on behalf of the Fund with respect to securities purchased with the Allocated Assets and providing voting information to the Fund and its agents in relation to the Fund's annual proxy voting report filed on Form N-PX; and (iv) maintaining certain records required under the relevant provisions of the Investment Company Act.

The GMB Agreement provides that GMB is not liable or responsible for any action taken or omitted by GMB, except for liability resulting from GMB's bad faith, willful misfeasance or gross negligence in the performance of its duties or reckless disregard of such duties.

The GMB Agreement has an initial term of two years and continues thereafter automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trustees or by vote (a "Majority Vote") of the lesser of (i) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund. In either event, its continuance must also be approved by a majority of the Trustees who are not "interested persons" of the Trust as defined in the Investment Company Act (the "Independent Trustees") by vote cast in person at a meeting called for the purpose of voting on such approval. The GMB Agreement is terminable at any time without penalty, on 60 days' notice, by the Adviser, GMB or the Trustees or by a Majority Vote of the Fund's shareholders. Pursuant to the Investment Company Act, the GMB Agreement terminates automatically in the event of its assignment (as defined in the Investment Company Act) or upon termination of the Fund's investment advisory agreement with the Adviser.

For its services, GMB is paid by the Adviser (and not the Fund) an annual fee equal to 1.00% of that portion of the Fund's assets that the Adviser allocates to GMB. Under the Fund's current sub-advisory arrangement, all fees paid to sub-advisers are paid by the Adviser (and not the Fund). The fee paid to the
Adviser under the Advisory Agreement was $[      ] for the fiscal year ended
March 31, 2007. Had the GMB Agreement been in place for that period, the advisory fees paid by the Fund would have been the same because GMB's advisory fees would have been paid by the Adviser (and not the Fund) out of the fees the adviser received under the Advisory Agreement.

                             Board Considerations

The Trustees, including the Independent Trustees, approved the GMB Agreement at a meeting of the Trustees held on October 4, 2007. The Trustees approved the GMB Agreement between the Adviser and GMB, on behalf of the Fund, based on a variety of factors relating to GMB's ability to provide services to Fund under the GMB Agreement, including (1) the nature and quality of the services to be provided to the Fund by GMB, including information on the investment performance of GMB; (2) GMB's financial stability, cost for providing services to, and profitability from its relationship with, the Fund; (3) the Adviser's recommendation to retain GMB as an investment sub-adviser; (4) GMB's compensation for providing sub-advisory services to the Fund; and (5) economies of scale and other benefits to GMB from its relationship with the Fund. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and the Trustees attributed different weights to the various factors. In particular, the Trustees focused on the factors below.

In reviewing the nature, extent and quality of the services expected to be provided by GMB, the Trustees considered information regarding the experience and professional background of the portfolio management team at GMB; the track record of GMB in managing the portfolios of other pooled investment vehicles with the same or similar global macro investment strategy; the qualifications and capabilities of the portfolio managers and other personnel who would have principal investment responsibility for Fund assets; the investment philosophy and decision-making processes of those professionals.

The Trustees considered the Fund's objective to preserve capital as well as how GMB's management style fits in the Fund's overall investment strategy. The Trustees also considered the investment performance over the past year of other pooled investment vehicles managed by GMB utilizing a global macro investment strategy. The Trustees noted that two hedge funds currently managed by GMB under a global macro investment strategy had outperformed those funds' benchmarks since inception in September 2006. Based on this review, the Trustees determined that GMB's management of the Fund could benefit the Fund and its shareholders. The Trustees also considered the financial condition and operational stability of GMB.

The Trustees considered the recommendation of the Adviser to retain GMB as a sub-adviser. The Trustees reviewed and discussed GMB's compliance program, code of ethics and proxy voting policies and procedures. The Trustees noted that the services GMB would provide pursuant to the GMB Agreement were substantially the same as those currently provided by other sub-advisers to the Fund, and that the Adviser would retain primary responsibility for oversight of the Fund's investment sub-advisers and the allocation of assets to and among such sub-advisers. The Trustees concluded that GMB could provide high quality services to the Fund and that GMB's resources and the investment experience of its professionals in managing a portion of the Fund's portfolio pursuant to a global macro investment strategy could benefit the Fund.

In considering GMB's proposed sub-advisory fee, the Trustees noted that the addition of GMB would not change the total management fee paid by the Fund because sub-advisory fees are paid by the Adviser (and not the Fund). The Trustees noted that the total management fees paid by the Fund had been compared to fees paid by other similarly managed mutual funds in connection with the Trustees' annual approval of the Advisory Agreement between the Adviser and the Fund in April 2007. The Trustees also noted that GMB's proposed fees represented a discount from GMB's fee schedules for other pooled investment accounts, which fee schedules also include a performance allocation fee. After reviewing these matters, the Trustees concluded that the proposed sub-advisory fee to be paid to GMB was fair and reasonable to the Fund and its shareholders.

The Trustees also evaluated the projected benefits to GMB of its sub-advisory relationship with the Fund, including the projected profitability of its relationship with the Fund. The Trustees considered that GMB would not receive significant ancillary benefits as a result of its relationship with the Fund, other than the benefit of bundled research of the type normally provided by brokers executing transactions on behalf of its clients and the ability to refer to its sub-advisory relationship with the Fund. The Trustees reviewed GMB's estimated profit and loss analysis and concluded that the level of GMB's estimated profits attributable to management of a portion of the assets of the Fund was not excessive in light of the proposed services to be provided.

Based on its review of the materials presented at the meeting, including its consideration of each of the factors referred to above, the Trustees (including all of the Independent Trustees) determined, in the exercise of business judgment, that GMB was capable of providing quality investment sub-advisory services to the Fund that could be beneficial to the Fund and its shareholders and that approval of the GMB Agreement was in the best interest of the Fund and its shareholders.

                         Fund's Ownership Information

As of December 1, 2007, to the best of the Trust's knowledge, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of beneficial interest of the Fund ("Shares"). The following tables set forth, to the best of the Trust's knowledge, the name, address, number and percentage of Shares of persons that owned beneficially, or of record, more than 5% of the outstanding Shares of the indicated class as of December 1, 2007.

       ABSOLUTE STRATEGIES FUND                          CLASS A
       ------------------------                 ------------------------
                                                  NUMBER OF    PERCENTAGE
       RECORD HOLDER                               SHARES       OF CLASS
       -------------                            -------------- ----------
       LPL FINANCIAL SERVICES                      902,186.438   29.64%
       9785 TOWNE CENTER DRIVE
       SAN DIEGO, CA 92121

       NATIONAL FINANCIAL SERVICES                 638,616.718   20.98%
       200 LIBERTY ST
       ONE WORLD FINANCIAL CENTER
       NEW YORK, NY 10281

       STIFEL NICOLAUS & CO INC                    273,878.614    9.00%
       501 N BROADWAY
       SAINT LOUIS, MO 63102

       PERSHING LLC                                256,313.944    8.42%
       ONE PERSHING PLAZA
       JERSEY CITY, NJ 07399

       MERRILL LYNCH PIERCE FENNER & SMITH         188,556.286    6.20%
       4800 DEER LAKE DRIVE EAST
       2ND FLOOR
       JACKSONVILLE, FL 32246

       ABSOLUTE STRATEGIES FUND                    INSTITUTIONAL CLASS
       ------------------------                 ------------------------
                                                  NUMBER OF    PERCENTAGE
       RECORD HOLDER                               SHARES       OF CLASS
       -------------                            -------------- ----------
       SEI PRIVATE TRUST CO                     23,512,694.349   37.47%
       C O 370
       ONE FREEDOM VALLEY DRIVE
       OAKS, PA 19456

       NATIONAL FINANCIAL SERVICES              13,907,474.957   22.16%
       200 LIBERTY ST
       ONE WORLD FINANCIAL CENTER
       NEW YORK, NY 10281

       CHARLES SCHWAB & CO INC                  10,354,610.063   16.50%
       101 MONTGOMERY STREET
       SAN FRANCISCO, CA 94104

       PERSHING LLC                             5,922,755.449    9.44%
       ONE PERSHING PLAZA
       JERSEY CITY, NJ 07399

       LPL FINANCIAL SERVICES                   4,126,932.436    6.58%
       9785 TOWNE CENTER DRIVE
       SAN DIEGO, CA 92121

       ABSOLUTE STRATEGIES FUND                         CLASS C
       ------------------------                 -----------------------
                                                  NUMBER OF   PERCENTAGE
       RECORD HOLDER                               SHARES      OF CLASS
       -------------                            ------------- ----------
       LPL FINANCIAL SERVICES                   1,133,883.443   69.05%
       9785 TOWNE CENTER DRIVE
       SAN DIEGO, CA 92121

       PERSHING LLC                               181,909.211   11.08%
       ONE PERSHING PLAZA
       JERSEY CITY, NJ 07399

       NATIONAL FINANCIAL SERVICES                 83,707.041    5.10%
       200 LIBERTY ST
       ONE WORLD FINANCIAL CENTER
       NEW YORK, NY 10281

                            Other Service Providers

Foreside Fund Services, LLC, located at Two Portland Square, 1st Floor, Portland, Maine 04101, is the Fund's principal underwriter. Citi Fund Services, LLC, located at 100 Summer Street, Suite 1500, Boston, Massachusetts 02110, is the Fund's administrator.